Exhibit 10.7

SPIN-OFF AGREEMENT

THIS SPIN-OFF AGREEMENT (this “Agreement”) is entered into as of this 30th day of November 2010, by and among Medcareers Group, Inc., formerly RX Scripted, Inc., a Nevada corporation (the “Company” or the “Seller”) and MaryAnne McAdams, an individual (the “Buyer”), each a “Party” and collectively the “Parties”, upon the following premises:

BACKGROUND

WHEREAS, the Company desires to sell to Buyer and Buyer desires to purchase from Seller, the Company’s business operations and assets related to the Company’s operations as an event planning consulting company engaged in the planning and execution of medical meetings and educational programs for nurses, physicians, pharmacists and other healthcare professionals (the “Event Consulting Business”), on such terms and subject to the conditions hereinafter set forth.

                   NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the Parties hereto hereby agree as follows:

               1.        Purchased Assets.   Seller hereby sells, assigns, transfers, conveys and delivers to Buyer ON AN “AS IS” “WHERE IS” BASIS, and Buyer hereby accepts and purchases for $10 and other good and valuable consideration which is acknowledged as received, all of Seller’s right, title and interest in and to the Event Consulting Business, including the Company’s prior corporate name, “RX Scripted”, the business, operations, assets, inventory, intellectual properties, trademarks, service marks, trade names, telephone numbers, fax numbers, internet website addresses, and goodwill, and all of the other agreements, contracts, licenses, other arrangements and other tangible and intangible property of the Company to the extent that such agreements, contracts, licenses, arrangements or property relate solely to the Event Consulting Business existing at the close of business on the Closing Date (the “Purchased Assets”).   Following the Closing Date, the Company shall thereafter forever cease from using the name or term “RX Scripted”.

               2.        Assumption of Liabilities.

(a)           Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations of the Event Consulting Business.  The liabilities assumed by the Buyer are referred to herein as the “Assumed Liabilities”.   Seller also agrees to assign any and all claims, causes of action, and affirmative defenses which it ever had, now has, or hereafter may have, whether currently known or unknown relating to the Assumed Liabilities to Buyer.

(b) Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to the Purchased Assets (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (a) all liabilities of the Seller for transfer, sales, use, and other non-income taxes arising in connection with the consummation of the transactions contemplated hereby, and (b) all liabilities and obligations of the Seller under the agreements, contracts, licenses, and other arrangements referred to in the definition of Purchased Assets, including but not limited to any claims, debts, expenses, liabilities, and claims or legal fees whatsoever associated with or incurred as a result of such Assumed Liabilities (collectively the “Assumed Liability Expenses”), and that Buyer will forever indemnify and hold harmless the Company against such Assumed Liabilities and any Assumed Liability Expenses following the Closing.  Seller hereby represents that it has no knowledge of any liabilities or obligations related to the Purchased Assets and that Seller has not created any liability or obligation that relates to the Purchased Assets since October 2, 2009.

Medcareers Group, Inc. Spin-Off Agreement

(c)           Effective as of the Closing, the Company hereby agrees to assume, and agree to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations relating to any and all of the liabilities of the Company which are not part of the Assumed Liabilities (the “Non-Assumed Liabilities”) (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any claims, debts, expenses, liabilities, and claims or legal fees whatsoever associated with or incurred as a result of such Non-Assumed Liabilities, and that  the Company will forever indemnify and hold harmless Buyer against such Non-Assumed Liabilities and any Non-Assumed Liability Expenses following the Closing.  Company and Buyer both acknowledge that neither of them is aware of any such liabilities.

3.        Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents by the Parties by fax or courier on November__________, 2010, unless agreed to in writing by the Parties (the “Closing Date”).  At the Closing, the Seller shall deliver to the Buyer (i) a bill of sale relating to the Purchased Assets and the Assumed Liabilities, and (ii) Seller shall deliver to the Buyer a written instrument of assumption of liabilities relating to the Non-Assumed Liabilities and the Non-Assumed Liability Expenses, which shall be satisfactory to the Buyer in its sole and absolute discretion; and the Buyer shall deliver to the Seller a written instrument of assumption of liabilities relating to the Assumed Liabilities and Assumed Liability Expenses, which shall be satisfactory to the Seller in its sole and absolute discretion; provided however that each Party shall deliver such other certificates and documents as either Party may reasonably request.  "Business Day" means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Atlanta, Georgia are authorized or required to be closed for business.

               4.        Further Assurances.   Seller hereby covenants that it will, whenever and as reasonably requested by Buyer and at Seller’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Buyer may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to Buyer of all the right, title and interest of Seller in and to the Purchased Assets hereby sold, conveyed or assigned, or intended so to be.  Seller confirms that it is responsible for any tax return through the date of this Agreement.

Medcareers Group, Inc. Spin-Off Agreement

               5.        Seller Makes no Representations or Warranties. The Seller’s interest in the Purchased Assets is being acquired by the Buyer on an AS IS WHERE IS basis and the Seller makes no representations as to the Purchased Assets or any other matter.

6.          Confidential Information.  Nothing herein shall restrict the Company from engaging in any business whatsoever, including a business that may compete with the Event Consulting Business.  The Buyer acknowledges that the Company has no confidential information related to the Purchased Assets which the Company or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants (each a “Company Party”) may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Event Consulting Business, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of the Event Consulting Business; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available, through no improper action of any Company Party.

               7.        Miscellaneous.

(a)           Since a breach of the provisions of this Agreement could not adequately be compensated by monetary damages, any Party shall be entitled, in addition to any other right or remedy available to him, her or it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(b)           The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein.

(c)           This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each Party.

(d)           The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

(e)           If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f)           The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Medcareers Group, Inc. Spin-Off Agreement

(g)           All representations, warranties and agreements in this Agreement shall survive the Closing Date for a period of one year at which time they shall terminate. This Agreement shall be binding upon the Parties, their respective successors, representatives, heirs and estate, as applicable.

(h)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Nevada, without regard to the conflicts of law principles thereof.

(i)           This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

(j)           Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other.

(k)           In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

(l)           As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance includes any amendment or modification thereof.

Medcareers Group, Inc. Spin-Off Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Spin-Off Agreement as of the date first above written.

BUYER: /s/ MaryAnne McAdams MaryAnne McAdams

SELLER: MEDCAREERS GROUP, INC. formerly, RX SCRIPTED, INC. By:_____________________ Name:__________________ Title:___________________

Medcareers Group, Inc. Spin-Off Agreement